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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
NOVEMBER 18, 2002

TEXAS REGIONAL BANCSHARES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	000-14517 (COMMISSION FILE NUMBER)	74-2294235 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910
3900 NORTH 10TH STREET, 11TH FLOOR
MCALLEN, TX 78502-5910
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

        On November 18, 2002, San Juan Bancshares, Inc. ("San Juan"), a Texas Corporation, was merged with and into Texas Regional Delaware, Inc. ("TRD"), a Delaware corporation and a wholly owned subsidiary of Texas Regional Bancshares, Inc. ("Texas Regional"), a Texas corporation. Immediately following the merger, TRD merged Texas Country Bank, the former wholly owned subsidiary of San Juan, with and into Texas State Bank, TRD's subsidiary bank. As a result, the existing banking offices of Texas Country Bank became banking offices of Texas State Bank.

        Pursuant to the Agreement and Plan of Reorganization dated as of August 21, 2002, by and between Texas Regional and San Juan, San Juan shareholders are entitled to receive an aggregate of approximately 150,012 shares of Texas Regional common stock in exchange for their shares of San Juan common stock.

        Also on November 18, 2002, Texas Regional issued a press release announcing the completion of its acquisition through merger of San Juan. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

        99.1        Press release of Texas Regional Bancshares, Inc. issued on November 18, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC. (Registrant)
November 18, 2002	By:	/s/ G. E. RONEY Glen E. Roney Chairman of the Board, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press release of Texas Regional Bancshares, Inc. issued on November 18, 2002.

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EXHIBIT INDEX